UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                           June 18, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                                June 17, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Boardwalk Pipeline Partners, LP (the “Partnership”) previously announced in its Form 8-K filed on April 25, 2008, that it had entered into a Class B Unit Purchase Agreement (the “Unit Purchase Agreement”) with Boardwalk Pipelines Holding Corp. (“BPHC”) to sell 22,866,667 class B units representing limited partner interests of the Partnership (“class B units”) in a private placement (the “Private Placement”) to BPHC.  The Partnership issued and sold the 22,866,667 class B units to BPHC pursuant to the Unit Purchase Agreement on June 17, 2008.  The Private Placement was exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof because it did not involve a public offering.  The negotiated purchase price for the class B units is $30.00 per unit, for an aggregate purchase price for the class B units of $686 million.  An additional $14 million was contributed to the Partnership on behalf of Boardwalk GP, LP, the Partnership’s general partner (the “General Partner”), to maintain its 2% general partner interest.  The description of the Unit Purchase Agreement and the terms of the class B units contained in the Partnership’s 8-K filed on April 25, 2008, including Exhibit 99.1 thereto, is incorporated herein by reference.

BPHC, a wholly-owned subsidiary of Loews Corporation, owns approximately 53.3 million of the Partnership’s common units, all of the class B units and approximately 33.1 million of the Partnership’s subordinated units. The General Partner is an indirect, wholly-owned subsidiary of BPHC and holds a 2.0% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.

In connection with the Unit Purchase Agreement, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) dated June 17, 2008 with BPHC. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the common units issuable upon conversion of the class B units issued to BPHC upon request of BPHC. In addition, the Registration Rights Agreement gives BPHC piggyback registration rights under certain circumstances.  The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution, and allocation of expenses. These registration rights are transferable to affiliates of BPHC and, in certain circumstances, to third parties.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Beginning with the distribution in respect of the quarter ending September 30, 2008, the class B units will share in quarterly distributions of available cash from operating surplus on a pari passu basis with the Partnership’s common units, until each common unit and each class B unit has received a quarterly distribution of $0.30. The class B units will not participate in quarterly distributions of available cash from operating surplus above $0.30 per unit.

The class B units will be convertible into common units on a one-for-one basis upon demand by the holder at any time after June 30, 2013.

The class B units will represent a separate class of the Partnership’s limited partner interests. The class B units will have the same voting rights as if they were outstanding common units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the class B units in relation to other classes of partnership interests or as required by law.

Item 3.03                      Material Modification to Rights of Security Holders

The information set forth in Item 5.03 below is incorporated herein by reference.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws

In connection with the closing of the transaction under the Unit Purchase Agreement, the Partnership’s general partner entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership effective June 17, 2008 (the “Amended and Restated Partnership Agreement”) in order to provide for the issuance of the class B units pursuant to the Unit Purchase Agreement.  The Amended and Restated Partnership Agreement establishes the manner in which all of the Partnership’s security holders, as well as its General Partner, will participate in distributions.  The description of relative rights and preferences of the Partnership’s security holders filed as Exhibit 99.1 to the Partnership’s 8-K filed on April 25, 2008 is incorporated herein by reference.  A copy of the Amended and Restated Partnership Agreement is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

The description of the terms of the class B units contained in the Partnership’s 8-K filed on April 25, 2008, including Exhibit 99.1 thereto, is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP, dated as of June 17, 2008.
Exhibit 4.1	Registration Rights Agreement, dated June 17, 2008, by and between Boardwalk Pipeline Partners, LP and Boardwalk Pipelines Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:      BOARDWALK GP, LP,
its general partner

By:      BOARDWALK GP, LLC,
its general partner

By:       /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: June 18, 2008